EXHIBIT 10.62




                              ASSET SALE AGREEMENT


     ASSET SALE AGREEMENT ("Agreement"), dated this _____ day of ___________, 2004, by and between Neptune Management Corporation (hereinafter the "Seller") and Brooks Funeral Care and Robert Brooks, (hereinafter collectively the "Buyer"). WITNESSETH:

     WHEREAS, Seller has rights to sell certain business and certain of its business assets, which conduct business under the name and at the address that follows: Neptune Society of Iowa, 102 NE Trilein Drive, Ankeny, IA 50021 and 128 SE Shurfine Dr., Ankeny, Iowa 50021

     The business named above is herein sometimes referred to in this Agreement as the "Business"; and

     WHEREAS, the parties desire to provide for the sale and transfer of certain assets of the Business, including certain of the personal property located at, used exclusively in connection with, or arising out of such Business, together with certain leased real estate utilized in the Business, and including the assumption of certain obligations of the Business, in exchange for cash and other consideration, upon the terms and subject to the conditions herein set forth; and

     WHEREAS, this Agreement sets forth the terms and conditions to which the parties have agreed.

     NOW, THEREFORE, in consideration of these premises, and the mutual covenants, agreements, representations and warranties herein made, and of the mutual benefits to be derived hereby, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                Purchase and Sale
                                -----------------

     Section 1.1. Sale and Transfer of Assets. Subject to the terms and conditions of this



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Agreement,  Seller does hereby  agree to sell,  transfer,  convey and deliver to
Buyer, and Buyer does hereby agree to purchase and accept from Seller, at the Closing, the following property and rights located at, used exclusively in connection with or arising out of the operation of the Business:

     (a) The leased property used in connection with the crematorium aspect of the Business located at 128 SE Shurfine Dr., Ankeny, Iowa 50021 (the "Crematorium"), but shall not include the leased property utilized for office purposes located at 102 NE Trilein Drive, Ankeny, Iowa (the "Office Property"). Seller assumes responsibility for providing Buyer, prior to Closing, written landlord approval for the assignment of the lease of the Crematorium.;

     (b) The equipment, and other tangible personal property owned by Seller located at the Crematorium and the Office Property and used by the Business exclusively in the operation thereof;

     (c) To the extent available to Seller, all computer, electronic and HMIS system hardware of the Business, exclusive of any rights to proprietary or licensed computer software, operating systems or intellectual property rights;

     (d) All preneed merchandise and/or service agreements, contracts and rights, together with the full value of all entitlements and accounts receivable arising from and related thereto, including all contracts, notes, accounts receivable and insurance payments arising from or related thereto, and any other contracts, leases, rental agreements, tenancies, licenses, engagements and commitments entered into by and related to the operation of the Business, plus or minus any changes in said entitlements and receivables which result from sales and deliveries made in the ordinary course of the operation of the Business subsequent to the effective date hereof or of such schedules, and until the Closing;



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     (e) All rights,  title and interest of Seller and/or the Business in and to any bank, trust or other funds or accounts, together with income thereon, and insurance contracts, relating to and arising from preneed agreements for funeral merchandise and/or services as to which the Business is the provider of such
services  and/or  merchandise,   and  related  payments,   benefits  claims,  or
assignments, as well as the proceeds of insurance policies or similar contracts related thereto;

     (f) Any transferable permits of Seller necessary in connection with the operation of the Business;

     (g) The goodwill and intangible assets associated with, and all rights, title and interest in and the right to use the trade name Cremation Society of Iowa.

     All property to be sold by Seller to Buyer described above shall be hereinafter collectively referred to as the "Assets."

     Section 1.2. Excluded Assets. Seller shall not transfer, convey, or assign to Buyer the following assets: (a) cash and cash equivalents, (b) accounting or administrative systems, that are used in the Business, including related computer software and information and similar rights, (c) accounts or payment receivables of Neptune or its affiliates, or those related to tax refunds, (d) general ledgers and related books and records, (e) any accounts/receivables owed to the Business by Neptune or its affiliates;, and (f) all other assets of the Seller which are not used exclusively or primarily in the ownership, operation or maintenance of the Business including training, promotional materials, procedure and policy manuals or other intellectual property rights (together the "Excluded Assets"). The Closing Date shall be on or before April 15, 2004, or such other date as agreed in writing by the parties.

     Section 1.3. Covenant not to Compete. As material consideration for Buyer entering



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into this Agreement, Seller and its principals, successors and assigns agree not to compete in the sale of funeral goods or services in the State of Iowa for a period of ten (10) years from the date of closing on this matter. Buyer and Seller agree the geographic limitation and time period are reasonable and rationally based upon the estimated time period for satisfying the obligations under the preneed contracts being assumed by Buyer. The parties agree such competition during the time period in which Buyer may be obligated to provide the services provided for in the preneed contracts would be a violation of the spirit and intent of this Agreement and would cause Buyer irreparable harm. Should Seller violate the terms of this covenant, Seller specifically authorizes Buyer to proceed in law or in equity for an ex parte order immediately enjoining any actions in violation of this covenant. .

     Section 1.4. Consideration for Assets Payable at the Closing. On the terms and subject to the conditions of this Agreement, Buyer, in consideration for the transfer and delivery to it of the Assets as herein provided, will, in addition to the assumption of liabilities set forth in Section 1.4. below, but subject to appropriate pro-rations and offsets as set forth in the Agreement, pay to Seller the sum of $180,000.00 ("Purchase Price"). Upon execution of this Agreement, Buyer agrees to place $20,000.00 ("Earnest Money") in an non-interest bearing trust account maintained by Buyer's attorney: Patrick T. Burk of the Bradshaw Law Firm, 801 Grand Avenue, Suite 3700, Des Moines, Iowa 50309. The balance of $160,000.00 cash shall be due and payable to Seller at the Closing. Funds to be delivered by bank wire transfer to Seller at such account as Seller shall designate to Buyer. The Earnest Money, as such amount may be adjusted pursuant to the accountings, pro-rations and offsets set forth in this Agreement, shall be paid to Seller upon final accounting of the preneed contracts and Trusts accounts (including associated inventories) as set forth in this Agreement, but no later than six months from the date of Closing.



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


The parties agree that time is of the essence for the consummation of the transactions contemplated hereby.

     Section 1.5. Assumption of Liabilities. From and after the Closing, Buyer will assume and agree to perform the following liabilities and obligations of Seller relating to the Business:

     (a) The liabilities and obligations of Seller/the Business under and pursuant to the terms and conditions of any preneed cemetery or funeral, merchandise, properties and/or services agreements, contracts or commitments ("Preneed Agreements"), whether insurance funded or trust funded, which agreements and any similar items are performable by the Business, preneed merchandise and service trusts and trust agreements relating to the Business, and those Preneed Agreements entered into in the ordinary course of operating the Business pending the Closing.

     (b) The current and future obligations of the Business under and pursuant to the terms and conditions of any other contracts, rental agreements, tenancies, licenses, engagements or commitments of the Business.

     Section 1.6. Exclusions from Assumptions of Liabilities. The following obligations are not assumed liabilities hereunder and shall remain the full responsibility of Seller:

     (a) Any obligations of Neptune Management Corporation or its affiliates (including those incurred under the trade name Cremation Society of Iowa or reasonable variations) for borrowed money and income taxes; any contracts or obligations of the Business including without limitation merchandise supply agreements, master vehicle leases, vehicle leases; any litigation against the Business; any liabilities or obligations related to the retained assets and obligations under Neptune "employee benefit plan".

     (b) the lease of the Office Property.



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     (c) any employment contracts associated with the Business: Seller agrees to properly terminate any employment agreements and associated liabilities prior to the Closing Date. Any liabilities or obligations relating to such employment contracts shall remain the sole and absolute obligation of Seller. Seller agrees to fully indemnify and hold Buyer harmless from any and all damages whatsoever, including reasonable attorney fees, associated with the full and proper termination of such employment contracts and any affiliated obligations.

     (d) Any obligations or liabilities not fully disclosed in writing to Buyer prior to the Closing Date.

     Section 1.7. Closing Costs; Transaction Taxes.

     At Closing, in addition to the Purchase Price to Seller in cash delivered via wire transfer, Buyer shall pay to the Seller or assume the liability for all sales taxes that arise as a result of the transaction provided for in this Agreement and as a result of business conducted by the Business after the Closing Date.

     Except as provided herein, there is no implied provision regarding closing prorations.

     Section 1.8 Effective Time. The Effective Time of the transfer of the Assets shall be 11:59 p.m. on the Closing Date.


                                   ARTICLE II
                                     Closing

     Section 2.1. Closing. Time is of the essence to the closing of this transaction. The closing of the transaction provided for in this Agreement (the "Closing") shall take place at the parties' election, either at the offices of Seller's Counsel, Handley, Block, Lamberti & Moore, 910 East First Street, Suite 210, Ankeny, Iowa, 50021-2059 or by telephone conference and exchange of documents via facsimile transmission followed by overnight delivery of original documents, on that ,business day set forth on the Closing Notice to be delivered by Seller to



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

Buyer (the "Closing Date"), or at such other location, time and date as the parties shall mutually agree in writing. In the event of any postponement thereof, all references in this Agreement to the Closing Date shall be deemed to refer to the time and to the date to which the Closing Date shall have been so postponed as herein provided;

     Section 2.2. Instruments of Conveyance and Transfer. At the Closing, Seller shall deliver to Buyer such special warranty deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment, in form reasonably satisfactory to Buyer, to convey such title as shall be legally sufficient for the use of the Assets of and in the Business as presently conducted, free and clear of liens, except disclosed permitted encumbrances. Both Seller and Buyer shall execute and deliver such other documents and pay such expenses as called for by this Agreement or which are necessary to close the transaction provided for herein.

                                   ARTICLE III

                    Representations and Warranties by Seller

     Seller hereby represents and warrants to Buyer as follows:

     Section 3.1. Organization; Standing; Authorization; Capacity. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, with all requisite corporate power and authority to conduct its business as it is now being conducted. The execution, delivery and performance of this Agreement by Seller have been duly and effectively authorized by Seller, and no further action or other authorization or consent is required. This Agreement has been duly executed and delivered by Seller, and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (b) The closing of the transaction contemplated by this Agreement will not result in a breach, violation, acceleration or default by Seller of or under any judgment, decree, mortgage,



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agreement,  indenture or other  instrument  or  agreement,  rule,  regulation or statute applicable to Seller or to which Seller is a party or by which Seller is bound.

     Section 3.2. Trusts.

     (a) Attached hereto as Schedule 1 is a complete list, as of the date of this Agreement, of all Preneed Merchandise and Service Trusts and Endowment Care Trusts relating to the Business or the assumed preneed contracts (the "Trusts"). Considering the Merchandise and Service Trusts of the Business on an aggregate basis, the total amount of all funds deposited in the merchandise and service trusts will, as of the Closing Date, equal or exceed in all material respects the amount to be deposited in such trusts under applicable laws, regulations, rules, judgments, orders or decrees of governmental entities, if any. With respect to the Trusts of the Business, the deposits required by, and only the withdrawals permitted by applicable law have been made.

     (b) Consistent with the ordinary course of business, Seller shall, as to each Trust, hold for deposit funds for newly sold preneed contracts or collected receivables relating to preneed contracts required to be deposited by applicable Law and shall make, or be entitled to receive from Buyer, withdrawals from merchandise and service trusts as preneed contracts are serviced, canceled or otherwise terminated prior to Closing. As of the Closing Date, or such reasonable time thereafter as may be reasonably required, Seller and Buyer will determine if the Trusts are overfunded or underfunded and the amount will be an adjustment to the Purchase Price or the amount of the Earnest Money paid to Seller following Closing.

     Section 3.3. Title to Assets. Seller has good and marketable title to all of the Assets, subject to no mortgage, lien, security interest, material restriction, or to any other encumbrances. At Closing, Seller will convey to Buyer title to the Assets relating to the Business, free and clear



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

of  all  liens  or  claims,   except  for  permitted   encumbrances   and  other
imperfections of title or encumbrances, if any, that would not have, individually or in the aggregate, a material adverse effect. Any leases pursuant to which the Business, as lessee, leases personal or real property (which leases are included in the Assets) are in good standing, valid and enforceable in accordance with their respective terms. Seller has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of Seller included in the Assets, and no person or entity has any right to possession or occupancy of any of the Assets.

     Section 3.4. Descriptions of Properties, Assets, Contracts and Employee Data. The information contained in or on each Schedule to this Agreement is accurate as of the date of this Agreement, unless otherwise indicated thereon, and includes those items located at the real property and used exclusively in connection with the Business. :

     (a) Equipment, Vehicles, Machinery, Furniture, Etc. - Schedule 2. All vehicles, major items of equipment, machinery, furniture and fixtures, books, records, and other tangible personal property, included in the Assets;

     (b) Merchandise and Inventory. The merchandise and inventory included in the Assets;

     (c) Contracts. All contracts, agreements and commitments of Seller to be assumed by Buyer, including without limitation or exclusion, service contracts, lease agreements covering the items described therein, contracts for funeral and cemetery merchandise or services, assigned to and assumed by Buyer will be identified and are located at the Business;

     (d) Employees - Schedule 3. A list of the name, job description and current monthly salary or hourly salary rate, commission or incentive compensation agreement for each employee



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


of the Business is attached; however, as set forth in Section 1.6 (c), Seller agrees all employment contracts will be appropriately terminated as of the Closing Date, with no obligation of Buyer to assume such employment contracts or any liability associated with any contracts of employment;

     (e) Preneed Contracts. All preneed contracts unfulfilled as of a specified date providing for the delivery of cemetery merchandise and/or services will be provided prior to Closing;

     (f) Trust Funds/Accounts - Schedule 1. A current list and identification of each trust account relating to the Business, indicating the location of each and the amount held in trust; copies of all trust agreements; copies of the most recent bank statement or other periodic report of the trustee for each trust; copies of the most recent audit or other report furnished to or prepared by the state regulatory agency which oversees such trusts; and

     (g) Accounts Receivable. All accounts receivable related to the outstanding installment payments on preneed contracts of the Business, as of the Closing Date.

     Section 3.5. Litigation. No action or proceeding before any court or governmental body is pending, or to Seller's knowledge, threatened, involving the Business wherein a judgment, decree or order would have a material adverse effect if decided adversely on the Assets or the Business taken as a whole, or which would prevent the carrying out of this Agreement, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded, or require Buyer to divest itself of the Assets or the Business.

     Section 3.6. Court Orders and Decrees. There is neither outstanding, nor to the knowledge of Seller, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against, affecting or relating to the Assets or the Business or this transaction.



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     Section 3.7.  Trade  Names.  Seller has the legal right to use and transfer those trade names specified in section 1.1.(g) of this agreement and used exclusively in connection with the operation of the Business, for use within the trade areas in which such names are utilized in the Business.

     Section 3.8. Preneed and Trust Accounts. In the aggregate with respect to the Business, all funds received by Seller in connection with preneed agreements, have been deposited on a timely basis in appropriate accounts to the extent required by applicable laws and regulations and have been administered and reported in accordance with the terms of agreements with the purchasers and as required by applicable laws and regulations.

     Section 3.9. Permits for Operation of the Business. As part of this transaction, Seller will transfer to Buyer, all licenses, permits, certificates of occupancy and authorizations under applicable laws, regulations, rules and ordinances as are necessary to the ownership and operation of the Business as the same has previously been owned and operated, to the extent transferable.

     Section 3.10. Environmental Matters. The Business is operated, in substantial compliance with all applicable federal, state, and local environmental statutes and regulations applicable to the Business, and to Seller's knowledge, and there is no existing legal or regulatory action, notice or requirement pending or threatened against the Business relating to any "hazardous substance", as that term is defined in the Federal Comprehensive Environmental Response, Compensation and Liability Act, no petroleum or petroleum products have been leaked, spilled, deposited or otherwise released, on the leased Property.

     Section 3.11 No Other Representations or Warranties. Except as expressly stated in this Agreement, Seller makes no other representations or warranties of any kind whatsoever.



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


                                   ARTICLE IV
                     Representations and Warranties of Buyer


     Buyer hereby represents and warrants to Seller as follows:

     Section 4.1. Authority and Capacity.

     Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of its domestication and formation, with all requisite entity and regulatory power and authority to own and conduct the Business in every jurisdiction it is now being conducted. The execution, delivery and performance of this Agreement by Buyer have been duly authorized and consented to by the board of directors/members/governors of Buyer and no other or additional consent or authorization is required by law. The Closing of the transactions contemplated by this Agreement will not result in a breach, violation or default by Buyer of or under any judgment, decree, mortgage, agreement, indenture or other instrument applicable to Buyer. Upon execution and delivery hereof, this Agreement shall constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     Section 4.2. Buyer's Disclosure. As of the date of this Agreement, to the knowledge of Buyer, there is no event, fact, occurrence or failure to disclose on the part of the Seller or the Business that would result in the breach of any representation or warranty made by the Seller herein or that would have a material adverse effect on the Business.

     Section 4.3. Litigation; Court Orders. There is no action, claim, suit, proceeding, court order or decree pending or threatened by, against or affecting Buyer that challenges, has or may have the effect of preventing, delaying, rendering illegal or otherwise interfering with the transactions contemplated by this Agreement.

     Section 4.4. Brokers and Finders. All negotiations relating to this Agreement and the contemplated transactions have been carried on without the participation of any person acting in



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behalf  of Buyer in any  manner  other  than  Kuper  Consulting,  LLC  ("Buyer's
Broker"). Buyer has no liability to pay any compensation to any broker, finder, agent or investment banker with respect to the transactions contemplated in this
Agreement   for  which   Seller  could  become   liable.   Buyer   assumes  full
responsibility for any sums due and owing to Buyer's Broker. Similarly, Seller represents and warrants to Buyer that no Broker or Finder has participated in the transactions contemplated by this Agreement for which Buyer could become liable other than Buyer's Broker. Each party agrees to indemnify and hold the other harmless from any such Broker or Finder's fees incurred as a result of the indemnifying parties actions.

     Section 4.5. Funds. At the Closing, Buyer will have sufficient unencumbered funds, or sufficient, readily available credit from a reputable financial institution or financing source, to pay in cash at the Closing the Purchase Price and all of Buyer's fees and expenses relating to such Closing.

     Section 4.6. No Other Representations or Warranties. Except as expressly stated in this Agreement, Buyer makes no other representation or warranty of any kind whatsoever.

                                    ARTICLE V
                                    Covenants

     Section 5.1. Access to Business. From and after the date of this Agreement and prior to Closing, Seller will coordinate a reasonable opportunity through Neptune' representatives for Buyer and its representatives to access all on-site properties, during normal business hours, so that Buyer may have the opportunity to make such investigation as it shall desire to make of the affairs of the Business, provided that such investigation shall not unreasonably interfere with the operations of the Business. Buyer covenants and agrees to accept and abide by the reasonable restrictions and conditions on such access as may be imposed by Seller.

     Section 5.2. Conduct of Business Pending Closing. From and after the date of this



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Agreement  and  pending  the  Closing,  except as  otherwise  permitted  by this
Agreement or required by law, Seller covenants that the Business will be conducted consistent with the ordinary course of business which, without limitation, shall include the sale of Inventory on a day to day basis, therefore resulting in fluctuations in the quantity and selection thereof; and include the deposit into, or withdrawal from, the trusts of the Business in the amounts by which any such trust is underfunded or overfunded under applicable law; and include compliance in all material respects with all applicable laws and regulations, and the maintenance in force of all insurance policies; but does not include improvements to the Business locations, except to the extent of routine repair and maintenance.

     Section 5.3. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts, to take, or cause to be taken, all commercially reasonable actions, and to do, or cause to be done, all things necessary and appropriate to satisfy all conditions of and to consummate the transaction contemplated by this Agreement, including cooperating with the other parties to this Agreement; obtaining as soon as possible all licenses, permits, consents, approvals, loans, authorizations and orders from governmental entities and contracting parties as are contemplated in order to consummate the transactions under this Agreement. Specifically, Buyer shall use commercially reasonable efforts and pay all expenses necessary (i) to obtain, as soon as possible, any licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts as are required in connection with the consummation of the transactions contemplated hereby, (ii) to effect all necessary registrations and filings immediately after the Effective Date (including, if applicable any HSR filings) and, as applicable, to obtain approval thereof, and (iii) to supply Sellers with copies of all registrations, filings, and applications that



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are  filed  to  obtain  any  such  licenses,   permits,   consents,   approvals,
authorizations, qualifications or orders of Governmental Entities.

     Section 5.4. Further Assurances. From time to time after the Closing, at the request of either party, and without further consideration, but at no cost to Seller, a party will execute and deliver such additional instruments and will take such other actions as the other reasonably may require to convey, assign, transfer and deliver the Assets and the Business and otherwise carry out the terms of this Agreement. Buyer shall obtain all necessary policies of insurance covering the Business and the Assets to be effective as of the Closing Date.

     Section 5.5. Buyer's Trustee and Preneed Trust Funds. Prior to Closing, Buyer shall secure all licenses, permits and other governmental authorizations and approvals required by the State of Iowa as a prerequisite to Buyer selling Preneed Contracts or accepting funds paid by customers toward Preneed Contracts with the Business. For future funding, buyer shall be free to utilize any Trustee that is qualified under state law to receive all bank, trust or other funds or accounts, containing amounts that have been received by the Seller pursuant to preneed agreements for funeral and cemetery merchandise and/or services ("Preneed Trust Funds"). As soon as practical after the Closing, Seller shall take all necessary steps to cause all Preneed Trust Funds to be assumed by Buyer, and Buyer agrees that all such funds will be held, administered and withdrawn only in accordance with the Preneed Agreements and state and federal law. The parties further agree that after the Closing and prior to the Buyer's assumption of the Preneed Trust Funds, Seller and the Forethought Group shall have the right hereunder to continue to administer all such Funds, including making deposits and withdrawals in accordance with state law and the Preneed Agreements, and to receive all reports and communications from the Forethought Group all as if the sale provided for in this Agreement had not closed. In addition to adjustments required pursuant to other provisions of this Agreement, the amount of the Earnest Money paid to Seller following Closing shall be appropriately adjusted to reflect the understanding of the parties as set forth in this Agreement with respect to the amount of the Preneed Trust Funds to be assumed by Buyer.

     Section 5.6. Post Closing Trust Fund Distributions. The parties agree that if, as of the Closing Date, Seller has earned or is entitled to receive funds from the Preneed Trust Funds which have not been paid to Seller as of the Closing Date, the parties will work together to obtain for Seller all such funds, to which it is entitled allowing Seller reasonable access to the books and records of the Business and the preparation and execution by Buyer of any forms, reports or similar documentation necessary or appropriate for such purpose.

     Section 5.7. Post Closing Access to Business and Records Retention. After the Closing, for a period of 30 days, Buyer shall provide and allow Seller reasonable access to the facilities of the Business and the Real Property as reasonably necessary to collect and remove the excluded or retained assets.

     If necessary, Buyer agrees to allow representatives of Seller access to the Business' computers that are being purchased by Buyer pursuant to this Agreement until 11:59 p.m. Eastern time on the date that is five (5) business days after the Closing.

     Section 5.8. Printed Computer Data. To the extent reasonably available within Neptune' computer systems, upon Buyer's reasonable request Seller shall provide to Buyer, from time to time, after the applicable Closing, reports listing individual account holders and balances of the Trusts, the accounts and other general customer information available with respect to the operations of the Business.

                                   ARTICLE VI
            Conditions to Respective Obligations of Buyer and Seller

     The respective obligations of Buyer and Seller under this Agreement are subject to the conditions that:

     Section 6.1. Representations and Warranties True When Made and At Closing.

     (a) All of the representations and warranties of Buyer shall be true as of the date of this Agreement and on the Closing Date, and the representations and warranties of Seller shall be true in all material respects as of the date of this Agreement and on the Closing Date (unless made as of another designated date) except for instances where the failure of such representations to be true, taken in the aggregate, is not materially adverse to the Business as a whole;

     (b) Any consents of governmental entities, including without limitation any
applicable  regulatory   approvals,   required  to  be  obtained  prior  to  the
consummation of the transactions contemplated hereby have been obtained;

     (c) Buyer shall have executed and delivered an agreement assuming the real property lease relating to the Business; and

     (d) The Closing Purchase Price, less the Earnest Money, shall have been paid by Buyer via wire transfer of immediately available funds to an account designated by Seller.

     (e) Buyer shall cause the Earnest Money, with such additions or subtractions as may be mutually agreed upon by the parties pursuant to the terms of this Agreement, to be paid to Seller as soon as reasonably practicable following Closing.

     Section 6.2. Performance of Obligations. The performance of the obligations of the parties hereto shall be discharged in all material respects prior to or on the Closing Date to the extent reasonably practicable given the need to complete the appropriate pro-rations of the preened trust funds and other aspects of this agreement and otherwise completed as soon as possible thereafter.


                                   ARTICLE VII
                                    Employees

     Section 7.1. Employee Retention and Hiring. As set forth in Section 1.6(c), Buyer assumes no responsibility or obligation to hire or retain any individual employed by Seller in relation to the Business.

     Section 7.2. COBRA Coverage. Buyer shall not be responsible for any liabilities to provide former employees of the Business and their qualified beneficiaries with COBRA continuation coverage under Section 4980B of the Code, including without limitation any such liability with respect to qualifying events that occur as a result of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
     Survival of Representations, Warranties and Covenants; Indemnification

     Section 8.1. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties made in this Agreement shall survive pending the Closing and any investigation by the parties with respect thereto, as follows:

     (a) The representations and warranties of the parties set out in Sections, ,3.9, 3.11, 4.4, 5.5, 5.6 and 5.8, for a period equal to six (6) months following the Closing Notice; and

     (b) All other representations and warranties made in this Agreement, until the Closing Date; and

     (c) The covenants of the parties set out in Sections 3.1, 3.3, 3.7, 3.8, 3.10, 5.3, 5.4, and 5.7, without limit.

     Section 8.2. Indemnification by Seller.

     (a) Seller and its successors and assigns agree to indemnify and hold Buyerand Buyer's successors or assigns harmless from all damages, losses or expenses (including, without limitation, interest and penalties, reasonable attorneys' fees and expenses) suffered or paid, directly or indirectly, as a result of or arising out of:

          (i) any breach or default in the performance by the Seller of any covenant or agreement of the Seller contained in this Agreement or any related document executed pursuant hereto; and

          (ii) any breach of warranty or inaccurate or erroneous representation made by the Seller herein (unless such breach of warranty or inaccurate or erroneous representation was known by Buyer to exist prior to consummation of the Closing hereunder).

     Section 8.3. Indemnification by Buyer.

     (a) Buyer agrees to indemnify and hold Seller, Seller's successors and assigns, harmless from all damages, losses or expenses (including without limitation, interest and penalties, and reasonable attorneys' fees and expenses) suffered or paid, directly or indirectly, as a result of or arising out of:

          (i) any breach or default in the performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement or any related document executed pursuant hereto (unless such breach or representation was known by Seller prior to closing this transaction);

          (ii) any breach of warranty or inaccurate or erroneous representation made by the Buyer herein; and

          (iii) the failure of the Buyer to fully pay and discharge as and when same are due the obligations, liabilities and/or duties relating to or arising from the Business from and after the Closing Date, plus those to be assumed by Buyer as set forth in Section 1.4 above.

     Section 8.4. Assertion of Claims. No claim shall be brought by any Indemnitee (as defined below) against any Indemnitor (as defined below) under this Article VIII, and no Indemnitee shall be entitled to receive any payment with respect thereto, unless the Indemnitee gives the Indemnitor written notice of the existence of any such claim, specifying in reasonable detail the basis therefore, prior to the expiration of the applicable time period set forth in
Section 8.1. above. Except as set forth in this Article VIII, if the Indemnitee and Indemnitor fail to reach a mutually acceptable resolution of such claim within thirty (30) days after the giving of such notice, the Indemnitee shall have the right to commence proceedings for the enforcement of their rights pursuant to Section 8.5. hereof.

     Section 8.5. Dispute Resolution.

     (a) Any and all disputes among the parties to this Agreement (defined for the purpose of this provision to include their principals, agents and/or affiliates) arising out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement and the transaction contemplated herein shall be solely and finally settled by arbitration, which shall be conducted in the Des Moines Metropolitan Area (which shall be deemed to include Ankeny, Iowa) by a panel of three (3) arbitrators selected by the parties as follows: one by each of the parties and the third by agreement of the arbitrators selected by the parties.. The arbitrators shall be experienced in and familiar with business transactions of the type contemplated in this Agreement who shall not have been previously employed or affiliated with any of the parties hereto. If the parties or the arbitrators fail to appoint an arbitrator within thirty (30) days of the date one of them invokes this arbitration provision, or the parties' arbitrators acknowledge their participation, either party may apply to the American Arbitration

Association to make the appointments.

     (b) The parties hereby renounce all recourse to litigation and agree that the award of the arbitrators may be by simple majority agreement, and shall be final and subject to no judicial review. The arbitrators shall conduct the proceedings pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as now or hereafter amended (the "Rules").

     (c) The arbitrators shall decide the issues submitted (i) in accordance with the provisions and commercial purposes of this Agreement, and (ii) with all substantive questions of law determined under the laws of the State of Iowa (without regard to its principles of conflicts of laws). The arbitrators shall promptly hear and determine (after giving the parties due notice and a reasonable opportunity to be heard) the issues submitted and shall render a decision in writing within sixty (60) days after the appointment of the final arbitrator, unless the parties agree to a reasonable extension.

     (d) The parties agree to facilitate the arbitration by (i) conducting arbitration hearings to the greatest extent possible on successive days, and
(ii) observing strictly the time periods established by the Rules or by the arbitrators for submission of evidence or briefs.

     (e) Judgment on the award of the arbitrators may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought and the parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. The arbitrators shall divide all costs (other than fees and expenses of counsel) incurred in conducting the arbitration in the final award in accordance with what the arbitrators deems just and equitable under the circumstances.

     (f) The parties hereto agree that the provisions of this Section 8.5. shall not be construed to prohibit any party from obtaining, in the proper case, specific performance or injunctive relief with respect to the enforcement of any covenant or agreement of another party to this Agreement.

     Section 8.6. Defense of Claims.

     (a) If any claim or action by a third party arises after the Closing Date for which an Indemnitor is liable under the terms of this Agreement, then the Indemnitee shall notify the Indemnitor within twenty (20) days after such claim or action arises and is known to the Indemnitee and shall give the Indemnitor a reasonable opportunity: (i) to take part in any examination of any books and records; (ii) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee; (iii) to take all other required steps or proceedings to settle or defend any such claim or action; and
(iv) to employ counsel to contest any such claim or action in the name of the Indemnitee or otherwise. If the Indemnitor wishes to assume the defense of such claim or action, it shall give written notice to the Indemnitee and within ten
(10) days thereafter, Indemnitee shall permit, and Indemnitor shall thereafter assume, the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee; provided that the Indemnitee may participate in such defense at its own expense.

     (b) If the Indemnitor shall not assume the defense of any such claim or action, the Indemnitee may defend against any such claim or action in such manner as it may deem appropriate (provided that the Indemnitor may participate in such defense at its own expense); provided, however, that the Indemnitee may not settle such claim or action, without the prior written consent of the Indemnitor. If no settlement of such claim or action is made, the Indemnitor, shall satisfy any judgment rendered with respect to such claim or in such action, before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, including attorneys' fees and costs reasonably and necessarily incurred by the Indemnitee in the defense of such claim or action.

     Section 8.7. Cooperation. The parties shall cooperate with each other to maximize the availability of insurance coverage under the policies maintained by the Business or a party immediately preceding the Closing Date for claims or actions by third parties which may be subject to indemnification pursuant to Sections 8.2. and 8.3., and, if the insurance carrier for such policies agrees to defend such claim, such defense shall be tendered to such insurance carrier and the rights of the parties between themselves regarding the assumption and control of such defense shall be subject to the reasonable requirements of such insurance carrier.

                                   ARTICLE IX
                                  Miscellaneous

     Section 9.1. Notices.

     (a) All notices provided for hereunder shall be in writing and shall be deemed to be given:

          (i) When  delivered to the party to which the notice is directed three
     (3) days after the same has been deposited in the United States mail, sent Certified or Registered mail with Return Receipt Requested, postage prepaid and addressed as provided in this Section; or

               (ii) When delivered by a generally recognized overnight delivery service, with receipt acknowledged and with all charges prepaid by the sender addressed as provided in this Section; or

               (iii) Upon confirmation of recipient's receipt, when delivered by telefacsimile transmission. (b) Notices shall be directed as follows:

if to Buyer, to:
---------------

Brooks Funeral Care,
7975 University Boulevard,
Clive, IA 50325
Fax (515) 277-9700

with a copy to:
--------------

Patrick T. Burk, Esq.
Bradshaw Law Firm
801 Grand Avenue, Suite 3700
Des Moines, Iowa 50309
Fax (515) 246-5808
----------------------------------

if to Seller, to:
----------------

Neptune Management Corporation,
4312 Woodman Avenue, 3rd Floor,
Sherman Oaks, CA 91423
Fax (818) 953-9995

with a copy to:
--------------


----------------------------------

or at such other place or places or to such other person or persons as shall be designated by like notice by any party hereto.

     Section 9.2. Expenses. Each party hereto shall pay its own expenses, including without limitation, fees and expenses of its agents, representatives, counsel, auditors, and accountants incidental to the preparation and carrying out of this Agreement. Except as otherwise provided in Section 1.5 hereof, Buyer shall pay any excise, stamp, transfer or other tax imposed on the recorded instruments of sale or transfer of the Assets, consistent with the customary practices in the state where the Business is located.

     Section 9.3. Attorney's Fees. In the event of any controversy, claim or dispute between or among any of the parties hereto arising out of or relating to this Agreement, or any default or breach or alleged default or breach hereof, each party shall pay its own attorney's fees, costs and expenses associated with any such action. If any party hereto shall be joined as a party in any judicial, administrative, or other legal proceeding arising from or incidental to any obligation, conduct or action of another party hereto, the party so joined shall be entitled to be reimbursed by the other party for its reasonable attorney's fees and costs associated therewith. This reimbursement shall not apply to attorney's fees or costs associated with or incidental to any obligations, conduct, action or inaction of the joined party, unless joinder would not have occurred but for the obligation, conduct, action or inaction of the other party

     Section 9.4. Brokers. Buyer agrees to indemnify Seller against any claim by any third person for any commission, brokerage or finder's fee or other payments based upon any alleged agreement or understanding between such third party and Buyer, whether expressed or implied.

     Section 9.5. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

     Section 9.6. Entire Agreement; Amendment; No Waivers.

     (a) This Agreement together with the other agreements provided for herein embodies the whole agreement of the parties. There are no promises, terms, conditions, or obligations other than those contained herein. All previous negotiations between the parties, either verbal or written, not herein contained are hereby withdrawn and annulled. This Agreement shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto.

     (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each party hereto.

     (c) No failure or delay shall be construed by any party in exercising any right hereunder or operate as a waiver thereof, nor shall any partial exercise thereof preclude any further or future exercise of any such right thereafter.

     Section 9.7. Captions; Counterparts. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.8. Tax Identification Numbers. Buyer's Federal Tax Identification
Number   is______________.   Seller's  Federal  Tax  Identification   Number  is
77-0154551.

     Section 9.9. Bulk Sales. Seller and Buyer each waive compliance by the other with the applicable provisions of any so-called "bulk sales law," or similar law of any applicable jurisdiction.

     Section 9.10. Confidentiality. Seller and Buyer agree to maintain in strict confidence any and all information any party hereto learns or discovers about any other party hereto during the course of the negotiation, execution and delivery of this Agreement and agrees to abide by the terms and conditions set forth in the Confidentiality Letter. This Section shall not apply to any information that is, or could reasonably be, learned or discovered through any independent source that is not obligated to maintain such information as confidential.

     Section 9.11. Governing Law.

     This Agreement shall be construed and enforced in accordance with the laws of the State of Iowa.



         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.


                                   SELLER:

                                   Neptune Management Corporation


                                   By:___________________________________

                                   BUYER:

                                   Brooks Funeral Care


                                   By:___________________________________